Exhibit 99.1
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS

X

UNITED STATES OF AMERICA,	:	INFORMATION

:
Plaintiff,

	:	08-CR-
- v. -

	:	(18 U.S.C. § 371: Conspiracy;
WILLBROS GROUP, INC., and		15 U.S.C. §§ 78dd-1, 78dd-2:
WILLBROS INTERNATIONAL, INC.,	:	Foreign Corrupt Practices Act;
15 U.S.C. § 78m: Books and
Defendants.	:	Records)

X

     The United States Department of Justice, Criminal Division, Fraud Section charges that:
GENERAL ALLEGATIONS
     1. At all times material to this Information (unless specified otherwise):
     2. Congress enacted the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq. (“FCPA”), for the purpose of, among other things, prohibiting United States persons, businesses and residents, directly or indirectly, from using any means or instrumentality of interstate or foreign commerce, including the United States mails, in furtherance of an offer, promise, authorization or payment of money or anything else of value to a foreign government official, political party or political party official to assist in obtaining or retaining business for or with, or directing business to, any person. The FCPA also makes it unlawful for any United States person corruptly to do any act outside of the United States in furtherance of an offer, promise, authorization or payment to a foreign government official, political party or political party official irrespective of whether such person makes use of the mails or any means or instrumentality of interstate commerce in furtherance of such offer, promise, authorization or payment.
BACKGROUND
The Relevant Countries, Foreign Governmental Entities and Officials
     3. The Federal Republic of Nigeria (“Nigeria”) was a sovereign African nation with substantial deposits of oil and gas within its territory, both on land and offshore in the Niger Delta region. A particular political party (referred to in this Information as the “Political Party”) has been the dominant political party in Nigeria from 1999 to the present.
     4. The Nigerian National Petroleum Corporation (“NNPC”) was a government-owned company charged with the development of Nigeria’s oil and gas wealth and regulation of the country’s oil and gas industry, and was the majority shareholder in certain joint ventures with various multinational oil companies. National Petroleum Investment Management Services (“NAPIMS”) was a subsidiary of NNPC that, among other things, oversaw Nigeria’s investments in the joint ventures and other development projects. NNPC and NAPIMS were entities and instrumentalities of the government of Nigeria, within the meaning of the FCPA, 15 U.S.C. §§ 78dd-1(f)(1)(A) and 78dd-2(h)(2)(A). Shell Petroleum Development Co. of Nigeria, Ltd. (“SPDC”) was the operator of a joint venture among NNPC (55%), SPDC (30%), and two foreign oil companies (the “Joint Venture”).
     5. The Republic of Ecuador (“Ecuador”) was a country located in South America with petroleum resources. PetroEcuador was Ecuador’s state-owned oil and gas company, and PetroComercial was a subsidiary of PetroEcuador engaged in the transportation and commercialization of refined gas products. As such, PetroEcuador and PetroComercial were entities and instrumentalities of the government of Ecuador, within the meaning of the FCPA, 15 U.S.C. §§ 78dd-1(f)(1)(A) and 78dd-2(h)(2)(A).
Willbros Group, Inc. and Certain of its Operations in Nigeria
     6. Defendant Willbros Group, Inc. (“WGI”) was a corporation organized under the laws of the Republic of Panama in 1975 (WGI’s predecessor companies date back to 1908), and had its principal place of business in Tulsa, Oklahoma (until 2000) and then in Houston, Texas (from 2000 to the present). WGI provided construction, engineering and other services in the oil and gas industry, and conducted international operations through a wholly-owned subsidiary, defendant

Willbros International, Inc. (“WII”), a Panamanian corporation which also maintained its principal place of business in Tulsa, Oklahoma (until 2000) and in Houston, Texas (from 2000 to the present). The shares of WGI, a public company since 1996, traded on the New York Stock Exchange under the symbol “WG.” WGI was an “issuer,” as that term is used in the FCPA (15 U.S.C. § 78dd-1(a)), because WGI’s shares were registered pursuant to 15 U.S.C. § 78l and WGI was required to file periodic reports pursuant to 15 U.S.C. § 78o(d). Moreover, because the principal place of business of WII was in the United States, WII was a “domestic concern” under the FCPA (15 U.S.C. § 78dd-2(h)(1)(B)).
     7. Until the sale of its various business interests in Nigeria in early 2007, WGI had conducted business in Nigeria for more than forty years. Three WII subsidiaries conducted the majority of WGI’s Nigerian business activities: Willbros West Africa, Inc. (“WWA”), Willbros Nigeria Ltd. (“WNL”), and Willbros Offshore Nigeria Ltd. (“WONL”) (collectively referred to herein as the “Willbros Nigerian Subsidiaries”).
     8. The Willbros Nigerian Subsidiaries performed work on certain Joint Venture and other Nigerian oil and gas projects from the 1990s through 2005. Among the many projects in which one or more of the Willbros Nigerian Subsidiaries participated was the Eastern Gas Gathering System (“EGGS”) project, a natural gas pipeline system in the Niger Delta designed to relieve existing pipeline capacity constraints. On certain Nigerian projects, including EGGS, one or more of the Willbros Nigerian Subsidiaries partnered with a German construction company (“GCCB”), a subsidiary or affiliate of a multinational construction services company based in Mannheim, Germany.
     9. The EGGS project, which was divided into two phases, consisted of the construction of a major natural gas pipeline system through remote, swampy and otherwise difficult terrain in the Niger Delta. EGGS Phase 1 involved engineering, procurement and construction (known as “EPC”) of a pipeline from the Soku Gas Plant to the Bonny Island Liquefied Natural Gas Plant. EGGS Phase 1 included an optional scope of work (known as “EGGS Coating”) for the application of a Polyethylene-concrete coating to the EGGS Phase 1 pipeline to give it sufficient weight and protection. EGGS Phase 2 was another optional scope of work within the EGGS Phase 1 proposal, and contemplated the construction of a second pipeline from an area known as the Gbaran/Ubie node to the Soku Gas Plant.
     10. Another significant Nigerian project for WGI and WII involved repair work on existing offshore platforms in fields along the Nigerian coast (the “Offshore Project”). The joint venture investing in this project was majority-owned by NNPC, and the operator was a Nigerian subsidiary of a major multi-national oil company.

Willbros Group, Inc. and Certain of its Operations in Ecuador
     11. WGI had conducted business in South America since the late 1930’s. In Ecuador, WGI conducted business through a subsidiary of WII known as Willbros Servicios Obras y Sistemas S.A. (“WSOS”). In or around 2004, WII, through WSOS, undertook a project known as Santo Domingo, which involved the rehabilitation of approximately sixteen kilometers of a gas pipeline running from Santo Domingo to El Beaterio. PetroComercial, a subsidiary of state-owned PetroEcuador, was WII’s client on the project. The contract price was approximately $3,000,000.
The Relevant Employees, Officers and Agents of WGI and WII
     12. An unnamed coconspirator, hereinafter referred to as Doe 1, was a United States citizen and an employee of WII from the 1980’s through in or about March 2002. From in or about April 2002 until his resignation in early January 2005, Doe 1 was an employee of another WGI subsidiary known as Willbros USA, Inc. (“WUSA”), the administrative headquarters for WGI and WII both and the WGI subsidiary most directly engaged in construction, engineering and facilities development operations in the United States and Canada. Although Doe 1 was an employee of WUSA beginning in 2002, he remained an officer of WII and his primary duties involved the day to day management of WGI’s international operations, as reflected in his 2003 promotion to Executive Vice President of WII and later, to President of WII, with responsibility for global operations outside of North America. WGI listed Doe 1 as one of WGI’s “executive officers” and “key personnel” in its annual filings with the Securities and Exchange Commission on Form 10-K for the fiscal years 1996 — 2003. Thus, Doe 1 was an officer, employee and agent of a domestic concern (WII), and an officer and agent of an issuer (WGI), pursuant to 15 U.S.C. §§ 78dd-2(a), 78dd-2(h)(1), 78dd-1(a) and 78dd-1(g)(1).
     13. An unnamed coconspirator, hereinafter referred to as Consultant 1, was a citizen of the United States who represented two purported consulting companies, Company S and Company F, operating in Nigeria. Companies S and F entered into contracts with WWA that purportedly involved legitimate consulting services, but in truth Companies S and F acted as conduits for corrupt payments to foreign officials in Nigeria authorized by Doe 1 and others. Consultant 1 was an agent of WGI and WII under the FCPA, 15 U.S.C. §§ 78dd-1(a) and 78dd-2(a).
     14. Coconspirator Jason Edward Steph was a United States citizen and employee of WII. WII employed Steph from in or about 1998 to April 2005, when he resigned. Steph held the position of General Manager – Onshore in Nigeria from 2002 to April 2005, and reported directly to Doe 1.
     15. Coconspirator Jim Bob Brown was employed by WII from at least 1990 through April 2005. For the majority of his career with WII, Brown worked on international projects in Nigeria and South America. Specifically, Brown worked in Nigeria as a Cost Engineer (1990 – 1992), Administrative Manager (1992 – 1997), and Division Manager (1997 – August 2000). In August 2000, he was transferred to Venezuela as Managing Director of Constructor CAMSA, C.A., a WII subsidiary, where he worked until he was transferred back to Nigeria as Managing Director in or around November 2004. Brown reported directly to Doe 1 from approximately 1997 until the time of Doe 1’s resignation in early January 2005.
     16. An unnamed coconspirator, hereinafter referred to as Consultant 2, was a Nigerian national who performed purported consulting services in Nigeria for one or more of the Willbros Nigerian Subsidiaries. In and around 2004, Consultant 2 worked in coordination with Consultant 1 in offering and making corrupt payments to Nigerian officials on behalf of WGI, WII and the Willbros Nigerian Subsidiaries. In 2005, Consultant 2 continued alone in that role. Consultant 2 was an agent of WGI and WII under the FCPA, 15 U.S.C. §§ 78dd-1(a) and 78dd-2(a).
     17. A Canadian national, hereinafter referred to as CN, was employed by WII and worked in Nigeria from 1993 to 1995, and again from at least 1998 through May 2005. Most recently, CN worked as Administrator and General Manager – Finance for WII. Among other duties, CN was responsible for requesting the payment, by wire transfer of funds from Houston, of WII’s Nigeria-related expenses, including the payment of Company S and Company F invoices submitted by Consultant 1. CN, at Doe 1’s direction, executed WWA’s contract with Company F dated April 4, 2003. CN reported directly to Doe 1 from approximately 2002 until Doe 1’s resignation in early January 2005.
     18. Three unnamed coconspirators, hereinafter referred to as GCCB Employees 1, 2 and 3, were German nationals who worked for GCCB in Nigeria, and whose responsibilities included the EGGS project.
     19. Two unnamed coconspirators, hereinafter referred to as Willbros Ecuador Employees 1 and 2, were WII employees who worked in Ecuador and had responsibilities that included the Santo Domingo project.
     20. The intended recipients of the corrupt payments by WGI and WII were officials of the governments of Nigeria and Ecuador, instrumentalities thereof, those acting in an official capacity for and on their behalf, and a Nigerian Political Party. Specifically, the Nigerian officials included officials of NNPC, NAPIMS, the Political Party and a senior official in the executive branch of the Federal Government of Nigeria, as well as officials of SPDC. The Ecuadorian officials were officials of PetroEcuador and PetroComercial. Each of these government officials was a “foreign official” as that term is defined in the FCPA (15 U.S.C. §§ 78dd-1(f)(1)(A) and 78dd-2(h)(2)(A)). This Information sometimes refers to the Nigerian government officials and the Political Party collectively as the “Nigerian officials.” The Ecuadorian government officials are collectively referred to herein as the “Ecuadorian officials.”

COUNT 1
Conspiracy to Violate the Foreign Corrupt Practices Act
(18 U.S.C. § 371)
     21. Paragraphs 1 through 20 of this Information are re-alleged and incorporated by reference as if set out in full.
     22. From at least in and around late 2003, through in and around March 2005, in the Southern District of Texas, and elsewhere, the defendants, WILLBROS GROUP, INC., being an “issuer” under the FCPA, and WILLBROS INTERNATIONAL, INC., being a “domestic concern” under the FCPA, did willfully, that is, with the intent to further the object of the conspiracy, and knowingly combine, conspire, confederate and agree with each other, Doe 1, Consultant 1, Consultant 2, Jason Edward Steph, Jim Bob Brown, GCCB Employees 1, 2 and 3, Willbros Ecuador Employees 1 and 2, and others, known and unknown, to commit offenses against the United States, that is:
     a. willfully to make use of the mails and means and instrumentalities of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, and authorization of the payment of any money, or offer, gift, promise to give, and authorization of the giving of anything of value to any foreign official and any foreign political party or official thereof for purposes of: (i) influencing acts and decisions of such foreign official, party official and party in his and its official capacity; (ii) inducing such foreign official, party official and party to do and omit to do acts in violation of the lawful duty of such official and party; (iii) securing an improper advantage; and (iv) inducing such foreign official, party official and party to use his or its influence with a foreign government and instrumentalities thereof to affect and influence acts and decisions of such government and instrumentalities, in order to assist WGI, WII, the Willbros Nigerian Subsidiaries, the joint venture consortium comprised of WWA/WNL and GCCB, WSOS, and others, known and unknown, in obtaining and retaining business for and with, and directing business to, WGI, WII, the Willbros Nigerian Subsidiaries, the joint venture consortium comprised of WWA/WNL and GCCB, and WSOS, all in violation of Title 15, United States Code, §§ 78dd-1(a) and (g), 78dd-2(a) and (i); and
     b. knowingly and willfully falsify books, records and accounts of WII and WGI which, as a result, failed to reflect accurately, fairly and in reasonable detail, the transactions and disposition of the assets of WGI, in violation of Title 15, United States Code, §§ 78m(b)(2)(A), 78m(b)(5) and 78ff(a).

PURPOSES AND OBJECTS OF THE CONSPIRACY
     23. The primary purposes and objects of the conspiracy were to (a) make corrupt payments to Nigerian and Ecuadorian government officials in order to assist in obtaining and retaining business for WGI, WII, and their foreign subsidiaries and business partners, to secure an improper advantage from those officials, and to induce those officials to provide preferential treatment to WGI, WII and their foreign subsidiaries and business partners in connection with oil and gas pipeline construction projects in Nigeria and Ecuador, and (b) falsify books, records and accounts of WII and WGI in connection with the corrupt payments in Nigeria, in order to make the payments appear as legitimate business expenses when, in fact, they were bribes to Nigerian and Ecuadorian officials.
MANNER AND MEANS OF THE CONSPIRACY
     24. The manner and means by which defendants WGI and WII and their coconspirators sought to accomplish the purposes and objects of the conspiracy included, but were not limited to, the following:
Corrupt Payments by WGI and WII to Nigerian Officials
     EGGS Project Chronology
     25. In anticipation of the EGGS Phase 1 bid, WII subsidiary WWA and GCCB formed a joint venture consortium (the “EGGS Consortium”). In December 2003, the EGGS Consortium submitted a commercial proposal to the

Joint Venture, through the Joint Venture’s operator, SPDC, for pipeline work on EGGS Phase 1 and, among other optional scopes of work, EGGS Coating and EGGS Phase 2. The EGGS Phase 1 contract price for “base scope” was approximately $216,500,000; the EGGS Coating optional scope price was approximately $30,000,000; and the EGGS Phase 2 price was approximately $141,000,000; for a combined total scope of work price of approximately $387,500,000.
     26. After NNPC and NAPIMS approval, the Joint Venture awarded EGGS Phase 1 to the EGGS Consortium in and around May 2004. In July 2004, representatives of the EGGS Consortium and of SPDC (the latter, as operator of, and thus on behalf of, the Joint Venture) executed the EGGS Phase 1 contract, which included the EGGS Consortium’s offer to perform the optional scopes of work for EGGS Coating and EGGS Phase 2. In and around August 2004, again after NNPC and NAPIMS approval, the Joint Venture awarded the optional EGGS Coating work to the EGGS Consortium.
     27. In late 2004 and early 2005, the EGGS Consortium continued its efforts to secure the EGGS Phase 2 optional scope of work, but ultimately was not successful in that endeavor.

     The EGGS Bribery Scheme: 2003 – 2004
     28. In and around late 2003, WGI and WII, through the conduct of Doe 1, Consultant 1, Steph, Consultant 2, certain GCCB Employees, and others, known and unknown, agreed to make a series of corrupt payments totaling in excess of $6,000,000 to, among others, officials of NNPC, NAPIMS, a senior official in the executive branch of the federal government of Nigeria, and to the Political Party, as well as to officials of SPDC, to assist in obtaining the EGGS project and its optional scopes of work. In order to secure the funds for these anticipated payments, Doe 1, Consultant 1, and others, known and unknown, caused WWA to enter into sham “consultancy agreements” with Company S and, later, Company F, pursuant to which, in exchange for purportedly legitimate consultancy services, Company S and Company F invoiced WWA for 3% of the contract revenue received by WWA for certain Nigerian construction and engineering projects, including the EGGS project.
     29. The Company S and Company F invoices, which directed payment for credit to bank accounts in Lebanon, were initially delivered to WII’s offices in Nigeria, then transmitted by commercial carrier from Nigeria to WGI’s administrative headquarters in Houston, Texas. Employees in Houston processed the invoices and paid them by wire transfer from a WII bank account in Houston.

     30. Doe 1, Steph and others knew that Consultant 1 and Consultant 2 were engaged, on behalf of the EGGS Consortium, in corrupt negotiations with Nigerian officials who had influence over the EGGS business, and that Consultant 1 and Consultant 2 were using and intending to use some or all of the funds paid to Company S and Company F to make corrupt payments to those officials in order to cause those officials to award the EGGS contract and its optional scopes of work to WGI and WII. Doe 1, Steph and others authorized Consultant 1 and Consultant 2 to conduct these negotiations and make offers, payments and promises to pay money to the officials for the corrupt purposes described above.
     31. Doe 1, Steph and others commonly referred to the promises to make corrupt payments as “commitments.” By late 2004, more than $1,000,000 of the corrupt payments had been paid to the Nigerian officials. However, “commitments” of millions of dollars more remained to be fulfilled through the receipt by the EGGS Consortium of EGGS contract revenue, the payment of 3% of that revenue to Company S and Company F (i.e., Consultant 1 and Consultant 2), and subsequent transfer of all or part of those funds to Nigerian officials.
     Continuation of the Scheme in 2005: Alternative Funding Sources
     32. In January 2005, WGI announced Doe 1’s resignation from WGI and the commencement of an internal investigation under the supervision of WGI’s Audit Committee into allegations of tax improprieties relating to a WII Bolivian subsidiary operating under Doe 1’s management. The scope of the internal investigation quickly expanded to include alleged corrupt payments by Doe 1 in Nigeria. WII soon ceased paying Company F’s invoices and terminated the “consultancy agreements” between WWA and Company F and Company S. In Nigeria, Steph, Brown and other WII employees learned of demands by the Nigerian officials for continued payment of the outstanding “commitments” related to the EGGS business. Steph, Brown, GCCB Employees 1 and 2 and others became concerned that failure to make the corrupt payments would result in interference with WII’s business operations and potential loss of the EGGS Phase 2 contract (which had not yet been awarded), valued at approximately $141,000,000.
     33. In and around January and February 2005, Steph, Brown, Consultant 2, GCCB Employees 1 and 2 and others, known and unknown, agreed that Steph and Brown would raise approximately $1,850,000 in cash in Nigeria in order to pay some of the millions of dollars in outstanding “commitments” that Doe 1, Consultant 1 and Consultant 2 had previously made on behalf of WGI, WII, the Willbros Nigerian Subsidiaries and the EGGS Consortium, regarding the EGGS project and other projects. Steph, Brown, GCCB Employees 1 and 2 and others agreed upon three potential sources of funding: (i) a loan from GCCB to WWA; (ii) a loan from the principals of a Nigerian oil and gas company referred to as

Company K to WNL; and (iii) petty cash from a local account maintained by one of the Willbros Nigerian Subsidiaries.
     34. On or about February 19 and 21, 2005, Brown caused WWA to borrow $1,000,000 cash from GCCB, pursuant to a written loan agreement between the two companies. GCCB Employee 2 delivered the cash to Brown in a suitcase in Lagos, Nigeria. Brown, on behalf of WWA, then purported to “loan” to Consultant 2, pursuant to another written agreement, the $1,000,000 cash, with the intent that Consultant 2 would deliver the funds to Nigerian officials.
     35. In and around February and March of 2005, Steph, on behalf of WNL, borrowed the Nigerian Naira equivalent of approximately $500,000 cash from Company K, with the intent to use those funds to make payments towards the outstanding “commitments” to Nigerian officials described above. The cash was transferred from Company K to Consultant 2 for further transfer to the Nigerian officials.
     36. In and around February and March 2005, Steph directed the withdrawal of the Nigerian Naira equivalent of approximately $350,000 from a petty cash account in Nigeria, maintained by one of the Willbros Nigerian Subsidiaries, for the purpose of transferring the funds to Consultant 2 for further payment to the Nigerian officials. Once sufficient funds had accumulated in the account, Steph caused the transfer of the funds to Consultant 2 to make the remainder of the corrupt payments to the Nigerian officials.
     The Offshore Project
     37. In and around August 2004, Doe 1 (on behalf of WWA) and the General Manager – Offshore (on behalf of WONL) executed contracts with a representative of the joint venture for the Offshore Project. The scope of these contracts included work on multiple platforms in fields off the Nigerian coast. WGI and WII originally expected to earn millions of dollars in revenue from the Offshore Project.
     38. Similar to the corruption associated with the EGGS project, WGI and WII, again through the conduct of Doe 1, Consultant 1 and others, known and unknown, agreed to make a series of corrupt payments totaling in excess of $4,000,000 to, among others, officials of NNPC, NAPIMS, a senior official in the executive branch of the federal government of Nigeria, and the Political Party to assist in obtaining the Offshore Project. As in the EGGS project, Doe 1 and Consultant 1 intended that Company F serve as the conduit for the corrupt payments. By the end of October 2004, some of the payments had been made towards the Offshore Project “commitments.”

Corrupt Payments by WGI and WII to Ecuadorian Officials
     39. In or around December 2003 through the first half of 2004, WGI and WII, through the conduct of Doe 1, Consultant 1, Brown and Willbros Ecuador Employees 1 and 2, agreed to make corrupt payments of at least $300,000 to Ecuadorian officials of PetroEcuador and PetroComercial in order to assist in obtaining and retaining business (including the Santo Domingo project), for WGI, WII and WSOS. Specifically, the co-conspirators agreed to pay Ecuadorian officials $150,000 up front and $150,000 at the project’s conclusion in exchange for the award of the Santo Domingo project to WSOS.
     40. In and around January through June 2004, Doe 1, Consultant 1, Brown and Willbros Ecuador Employee 1 communicated by email and telephone between Houston, Texas, and elsewhere outside the United States, to arrange for the transfer of $150,000 from Doe 1 and Consultant 1 to Willbros Ecuador Employees 1 and 2, for the purpose of making part of the corrupt payments promised to PetroEcuador and PetroComercial officials.
     41. In and around June or early July of 2004, Consultant 1, at the direction of Doe 1, transferred by wire $150,000 to a bank account in Ecuador controlled by Willbros Ecuador Employee 2, for the purpose of making part of the corrupt payments to PetroEcuador and PetroComercial officials.

OVERT ACTS
     42. In furtherance of the conspiracy and to achieve its purposes and objects, at least one of the coconspirators committed and caused to be committed, in the Southern District of Texas, and elsewhere, the following overt acts, among others:
          a. On or about August 5, 2004, Doe 1, in response to an email from CN about whom to contact to obtain a signature on an unsigned Company S invoice, sent an email from Houston, Texas, to CN in Nigeria, directing CN to contact Consultant 1.
          b. On or about August 10, 2004, Doe 1, Consultant 1 and CN caused to be delivered to WII in Nigeria, approved for payment and forwarded by commercial carrier from Nigeria to WGI’s administrative headquarters in Houston, Texas, two Company S invoices totaling $912,900.
          c. On or about August 18, 2004, Doe 1, Consultant 1 and CN caused to be delivered to WII in Nigeria, approved for payment and forwarded by commercial carrier from Nigeria to WGI’s administrative headquarters in Houston, Texas, a Company S invoice for $106,200.
          d. On or about October 14, 2004, in order to pay the Company S invoices described in paragraph 42(b) and (c) above, an employee at WGI’s administrative headquarters in Houston, Texas, caused a wire transfer totaling

$1,019,100 to be made from a WII bank account in Houston, Texas, for credit to an account held by Company S at a bank in Lebanon.
          e. On or about October 31, 2004, Doe 1 sent an email from Houston, Texas, to CN in Nigeria, indicating that Doe 1 intended to contact Consultant 1 to obtain a signature on a Company F invoice to facilitate its processing, and requesting that CN “process the [Company F] invoice as soon as possible.”
          f. On or about November 8, 2004, Doe 1, Consultant 1 and CN caused to be delivered to WWA in Nigeria, approved for payment and forwarded by commercial carrier from Nigeria to WGI’s administrative headquarters in Houston, Texas, Company F invoice #2004-03P.01 for $870,623.
          g. On or about November 11, 2004, Doe 1 sent an email from Houston, Texas, to CN in Nigeria requesting, among other things, that CN accelerate the payment terms on Company F invoices to payment on receipt instead of forty-five days.
          h. On or about November 17, 2004, in order to pay the Company F invoice described in paragraph 42(f) above, an employee at WGI’s administrative headquarters in Houston, Texas, caused a wire transfer of $870,623 to be made from a WII bank account in Houston, Texas, for credit to an account held by Company F at a bank in Lebanon.

          i. On or about December 20, 2004, Doe 1, Consultant 1 and CN caused to be delivered to WWA in Nigeria, approved for payment and forwarded by commercial carrier from Nigeria to WGI’s administrative headquarters in Houston, Texas, Company F invoice # 2004-03P.02 for $785,949.
          j. On or about January 29, 2005, Steph sent an email to Brown and to a senior WII executive in Houston, Texas, forwarding “an internal NAPIMS document” obtained from GCCB Employee 2 regarding the status of the EGGS Phase 2 award to the EGGS Consortium, and proposing a strategy to secure the award which included, among other things, entering into a “consultancy agreement” with a “political friend” of Steph’s whom Steph “would imagine . . . charges quite a bit for his services,” which services Steph described in the email as approaching a senior NAPIMS executive on behalf of WGI to “get [EGGS Phase 2] back for us . . . . ”
          k. In and around January and February 2005, Steph and Brown communicated by telephone and email between Nigeria and Houston, Texas, to discuss with a WII senior executive, among other things, strategies by which WGI, WII and the Willbros Nigerian Subsidiaries, collectively or separately, could secure the EGGS contract and optional scopes of work.

          l. On or about June 1, 2004, Consultant 1 and Doe 1 communicated by email to discuss Consultant 1’s attempts to wire $150,000 to Willbros Ecuador Employee 2.
          m. On or about June 10 and 11, 2004, Doe 1 and Brown communicated by email between Venezuela and Houston, Texas, to arrange for a wire transfer of $150,000 to a bank in Ecuador for the purpose of making corrupt payments to Ecuadorian officials.
          n. In or around June or early July of 2004, Willbros Ecuador Employee 2 received funds in his Ecuadoran bank account to make part of the agreed-upon corrupt payments to Ecuadorian officials.
          All in violation of Title 18, United States Code, Section 371.

COUNTS 2 — 3
Foreign Corrupt Practices Act Violations
(15 U.S.C. §§ 78dd-1(a), 78dd-2(a); 18 U.S.C. § 2)
     43. Paragraphs 1 through 20 and 23 through 42 of this Information are re-alleged and incorporated by reference as though fully set forth herein.
     44. In and around the dates set forth below, each date constituting a separate count in this Information, in the Southern District of Texas, and elsewhere, the defendants, WILLBROS GROUP, INC., being an “issuer” under the FCPA, and WILLBROS INTERNATIONAL, INC., being a “domestic concern” under the FCPA, did willfully make use of the mails and means and instrumentalities of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, and authorization of the payment of any money, or offer, gift, promise to give, and authorization of the giving of anything of value to any foreign official and any foreign political party or official thereof for purposes of: (i) influencing acts and decisions of such foreign official, party official and party in his and its official capacity; (ii) inducing such foreign official, party official and party to do and omit to do acts in violation of the lawful duty of such official and party; (iii) securing an improper advantage; and (iv) inducing such foreign official, party official and party to use his or its influence with a foreign government and instrumentalities thereof to affect and influence acts and decisions of such government and instrumentalities, in order to assist WGI, WII, the Willbros Nigerian Subsidiaries, the joint venture consortium comprised of WWA/WNL and GCCB, WSOS and others, known and unknown, in obtaining and retaining business for and with, and directing business to, themselves, as described below:

	Approximate
	Amount of
	Authorized		Interstate		Approximate
Count	Bribe	Projects	Commerce	Intended Recipients	Date
2	$7,685,000	EGGS Phase 1; EGGS Coating; Offshore Project	$1,019,100 bank wire transfer from Houston, TX, for credit to an account at a bank in Lebanon, in payment of Company S invoice #s 4722-2506-009, 4777-1207-010 and 4652-2707-011	Political Party; Senior official in executive branch of Nigerian federal government; officials of NNPC; officials of NAPIMS	10/14/2004

3	$300,000	Santo Domingo	Email between Houston, TX, and Venezuela	PetroEcuador /PetroComercial officials	6/10/2004 - 6/11/2004
     All in violation of Title 15, United States Code, Sections 78dd-1(a) and (g), 78dd-2(a) and (i), and Title 18, United States Code, Section 2.

COUNT 4
False Books and Records – Nigeria-based Consultants
(15 U.S.C. §§ 78m(b)(2), 78m(b)(5), 78ff(a))
     45. Paragraphs 1 through 20 and 23 through 44 of this Information are re-alleged and incorporated by reference as though fully set forth herein.
     46. As WGI’s primary subsidiary, WII maintained its own books, records and accounts. WGI consolidated these records into its own books, records and accounts when publicly reporting its periodic financial results.
     47. Beginning in at least 2000, and continuing through 2004, WGI, through the conduct of Doe 1, Consultants 1 and 2 and others, known and unknown, caused WII to pay over $8,000,000 to purported consulting companies Company S, Company F, and another entity referred to herein as Company A. WII and, ultimately, WGI recorded these payments in their books and records as contract costs incurred for legitimate consulting services. In truth, in large measure these payments were bribes, paid through intermediaries, intended to be transferred to Nigerian government officials.
     48. Accordingly, from in or about 2000, through in or about 2004, in the Southern District of Texas, and elsewhere, through the conduct of Doe 1, Consultants 1 and 2 and others, known and unknown, defendant WILLBROS GROUP, INC. knowingly and willfully falsified books, records and accounts which, as a result, failed to reflect accurately, fairly, and in reasonable detail the transactions and disposition of the assets of WGI, to wit: defendant WGI inaccurately reflected in its books and records payments to Company S, Company F and Company A, totaling approximately $8,250,000, as contract costs incurred for legitimate consulting services when in fact, in large measure, these payments were bribes paid to Nigerian officials.
     All in violation of Title 15, United States Code, Sections 78m(b)(2)(A), 78m(b)(5) and 78ff(a).

COUNT 5
False Books and Records – Corrupt Payments from Petty Cash Funds
(15 U.S.C. §§ 78m(b)(2), 78m(b)(5), 78ff(a))
     49. Paragraphs 1 through 20, 23 through 44, and 46 of this Information are re-alleged and incorporated by reference as though fully set forth herein.
     50. Beginning in at least 1996, and continuing through March 2005, a WII employee in Nigeria whose duties included, among other things, custodianship of a petty cash account, and who is referred to herein as Doe 2, with the knowledge, agreement and approval of Doe 1, Steph, Brown, CN and others, known and unknown, purchased from a Nigerian citizen fictitious invoices from non-existent Nigerian vendors for supplies and services, such as fuel and catering, purportedly provided to one or more of the Willbros Nigerian Subsidiaries. Doe 2 and others, known and unknown, with the knowledge, agreement and approval of Doe 1, Steph, Brown, CN and others, knowingly made false entries on the fictitious invoices and related petty cash accounting documents such as requisition requests, vouchers and weekly Naira cash forecasts.
     51. The weekly Naira cash forecasts were typically prepared by or under the direction of CN and sent from Nigeria to Houston, Texas, and included a provision for upcoming petty cash expenses which was falsely inflated to reflect an amount to be “supported” by fictitious invoices. In response to, and based upon, these forecasts, employees in WGI’s administrative headquarters in Houston, Texas, wired funds to Nigeria.
     52. Doe 2, Doe 1, Steph, Brown, CN and others, known and unknown, understood and agreed that WII personnel working in Nigeria would use, and approve the use of, the funds obtained from the petty cash portion of the falsely-inflated weekly cash forecasts (and fictitious invoices upon which they were based) at least, in part, to make and cause to be made corrupt payments to Nigerian revenue officials in order to lower taxes that the revenue officials would otherwise have assessed against WGI and its subsidiaries, and to Nigerian court officials in order to secure an improper advantage in pending litigation. The fraudulent petty cash scheme was also the source of the approximately $350,000 procured by Steph as part of the approximately $1,850,000 in corrupt payments made in February and March 2005, described above. The effect of the scheme was, in the period 2001 through March 2005 alone, to cause WGI inaccurately to record in excess of $6,000,000 in expenses on its books and records as legitimate expenses incurred in connection with the performance of contracts.
     53. Accordingly, from in or about 2001, through in or about March 2005, in the Southern District of Texas, and elsewhere, through the conduct of Doe 2, Doe 1, Steph, Brown, CN and others, known and unknown, defendant WILLBROS GROUP, INC. knowingly and willfully falsified books, records and accounts which, as a result, failed to reflect accurately, fairly and in reasonable detail, the transactions and disposition of the assets of WGI, to wit: defendant WGI inaccurately reflected in its books and records purported expenses totaling approximately $6,000,000 as contract costs incurred for legitimate vendor goods and services, when in fact these funds were used for other purposes, including making improper payments to Nigerian revenue and court officials.
     All in violation of Title 15, United States Code, Sections 78m(b)(2)(A), 78m(b)(5) and 78ff(a).

COUNT 6
False Books and Records – Bolivia
(15 U.S.C. §§ 78m(b)(2), 78m(b)(5), 78ff(a))
     54. Paragraphs 1 through 20 and 23 through 44 of this Information are re-alleged and incorporated by reference as though fully set forth herein.
     55. Willbros Transandina, S.A. (“WT”), which conducted business in Bolivia, was a subsidiary of WII and an indirect subsidiary of WGI.
     56. In or around November and December 2001, WGI, through the participation of WT in a joint venture with a foreign subsidiary of a United States company, secured a contract from a foreign consortium for the construction, assembly and installation of a pipeline in Bolivia known as the Yacuiba – Rio Grande Gas Pipeline, located along the Bolivian cities of Tarija, Chuquisaca and Santa Cruz. The contract price was approximately $59,000,000.
     57. In Bolivia, WT was subject to a tax known as the “value added” tax, or “VAT.” Generally, this tax required that WT pay to the Bolivian government, on a periodic basis, 13% of its receipts, offset by a credit of 13% for funds WT paid to Bolivian vendors for goods and services provided to WT. In and around 2003 and 2004, WGI, through the conduct of Doe 1, a United States citizen who was a purported consultant to WGI (“Consultant 3”) and others, known and unknown, devised a scheme in which WT bought false invoices issued from fictitious Bolivian vendors and used these invoices fraudulently to claim VAT tax credits, the effect of which was to lower the tax liability of WT. In late 2004, Bolivian tax authorities uncovered the scheme and made a tax assessment against WT of approximately $2,500,000. In March 2005, WGI paid approximately $3,300,000 to the Bolivian tax authorities to settle the VAT and other tax assessments.
     58. Doe 1 executed the scheme in part by causing WGI to pay, by wire transfer from Houston, Texas, to foreign banks designated by Consultant 3, invoices sent by Consultant 3 for his purportedly legitimate consulting services. In truth, the funds obtained pursuant to these invoices were spent to procure false invoices from fictitious vendors and otherwise to support the carrying out of a plan to submit false tax returns to the Bolivian government. In 2004 alone, WGI made approximately $524,000 in such payments to Consultant 3.
     59. Accordingly, in and about 2004, in the Southern District of Texas, and elsewhere, through the conduct of Doe 1, Consultant 3 and others, known and unknown, defendant WILLBROS GROUP, INC. knowingly and willfully falsified books, records and accounts which, as a result, failed to reflect accurately, fairly and in reasonable detail, the transactions and disposition of the assets of WGI, to wit: defendant WGI inaccurately reflected in its books and records the payments to Consultant 3, totaling approximately $524,000, as contract costs incurred for legitimate consulting services when in fact some or all of these payments were used to commit tax fraud in Bolivia.
     All in violation of Title 15, United States Code, Sections 78m(b)(2)(A), 78m(b)(5) and 78ff(a).
DATED: May 14, 2008

DONALD J. DeGABRIELLE, JR. United States Attorney		STEVEN A. TYRRELL Chief, Fraud Section

By:	/s/ [ILLEGIBLE] for	By:	/s/ Mark F. Mendelsohn
	JAMES R. BUCHANAN		MARK F. MENDELSOHN
	Assistant United States Attorney		Deputy Chief, Fraud Section

	United States Attorney’s Office		THOMAS E. STEVENS
	Southern District of Texas		Special Trial Attorney, Fraud
	P.O. Box 61129		Section
Houston, Texas 77208-1129

STACEY K. LUCK
Trial Attorney, Fraud Section

Criminal Division
U.S. Department of Justice
1400 New York Avenue, N.W.
Washington, D.C. 20005

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